                                                                   EXHIBIT 11.1

CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE

                                                                  THREE MONTHS ENDED SEPTEMBER 30, 1996
                                                               -------------------------------------------
                                                               PRIMARY                       FULLY DILUTED
                                                                BASIS                            BASIS
                                                               -------                       -------------
 A      Average Common Shares Outstanding                     5,086,426                         5,086,426
                                                             ----------                        ----------
        Common Stock Equivalents:

 B      Average Stock Options Outstanding                       613,238                           613,655

 C      Average Option Exercise Price                           $12.683                           $12.691
                                                             ----------                        ----------
 D      Exercise Proceeds (B x C)                            $7,777,517                        $7,787,629
                                                             ----------                        ----------
 E      Average Market Price in Period                           $23.09                            $24.75

 F      Shares Repurchased at Market Price (D / E)              336,819                           314,652
                                                             ----------                        ----------
 G      Increase in Common Shares (B - F)                       276,419                           299,003

 H      Unallocated Shares in Employee Stock
        Ownership Plan Trust                                    129,645                           129,645
                                                             ----------                        ----------
 I      Shares Outstanding and Equivalents
        (A + G - H)                                           5,233,200                         5,255,784
                                                             ==========                        ==========
 J      Net Income for Period                                $1,278,000                        $1,278,000
                                                             ==========                        ==========
        EARNINGS PER SHARE (J / I)                                $0.24                             $0.24
                                                                  =====                             =====



                                                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                               -------------------------------------------
                                                               PRIMARY                       FULLY DILUTED
                                                                BASIS                            BASIS
                                                               -------                       -------------
 A      Average Common Shares Outstanding                     5,045,447                        5,045,447
                                                             ----------                       ----------
        Common Stock Equivalents:

 B      Average Stock Options Outstanding                       633,468                          633,853

 C      Average Option Exercise Price                           $12.235                          $12.241
                                                             ----------                       ----------
 D      Exercise Proceeds (B x C)                            $7,750,321                       $7,759,303
                                                             ----------                       ----------
 E      Average Market Price in Period                           $22.27                           $24.75

 F      Shares Repurchased at Market Price (D / E)              347,969                          313,507
                                                             ----------                       ----------
 G      Increase in Common Shares (B - F)                       285,499                          320,346

 H      Unallocated Shares in Employee Stock
        Ownership Plan Trust                                    137,943                          137,943
                                                             ----------                       ----------
 I      Shares Outstanding and Equivalents
        (A + G - H)                                           5,193,003                        5,227,850
                                                             ==========                       ==========
 J      Net Income for Period                                $8,610,000                       $8,610,000
                                                             ==========                       ==========
        EARNINGS PER SHARE (J / I)                                $1.66                            $1.65
                                                                  =====                            =====